DuPont de Nemours, Inc.	EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Set forth below are certain subsidiaries of DuPont de Nemours, Inc.

Organized Under Laws Of
Name
Aristotle Insurance, Inc.	Delaware
Belco Technologies Corporation	Delaware
CUPOSIT Electronic Materials Zhangjiagang Co., Ltd.	China
DACI Investments, LLC	Delaware
DDP SpecialityProducts India Private Limited	India
DDP Specialty Electronic Materials US 1, LLC	Delaware
DDP Specialty Electronic Materials US 5, LLC	Delaware
DDP Specialty Electronic Materials US 9, LLC	Delaware
DDP Specialty Electronic Materials US, Inc.	Delaware
DDP Specialty Products Germany GmBH & Co. KG	Germany
DDP Specialty Products Japan K.K.	Japan
DDP Specialty Products Korea Ltd.	Korea
Dow Chemical OLED Ltd.	Korea
Dow Specialties Limited	Saudi Arabia
DPNL BV	The Netherlands
DSP Germany GmbH	Germany
DSP Germany N&B Real Estate GmbH & Co KG	Germany
DSP S.A.S.	France
Du Pont (Australia) PTY LTD.	Australia
Du Pont (Korea) Inc.	Korea
Du Pont (U.K.) Ltd.	United Kingdom
Du Pont Apollo (Shenzhen) Limited	China
Du Pont China Holding Company Ltd.	China
Du Pont China Limited	Hong Kong
Du Pont de Nemours (Belgium) BVBA	Belgium
DuPont (China) Research & Development and Management Co., Ltd.	China
DuPont (Thailand) Limited	Thailand
DuPont (U.K.) Industrial Limited	United Kingdom
DuPont Beteiligungs GmbH	Austria
DuPont de Nemours (Deutschland) GmbH	Germany
DuPont de Nemours (Luxembourg) SARL	Luxembourg
DuPont de Nemours (Nederland) B.V.	The Netherlands
DuPont de Nemours (Nederland) Holding B.V.	The Netherlands
DuPont de Nemours International Sarl	Switzerland
DuPont de Nemours, Inc.	Delaware
DuPont Denmark Holding ApS	Denmark
DuPont Deutschland Holding GmbH & Co. KG	Germany
DuPont Deutschland Real Estate GmbH	Germany
DuPont E&I Holding, Inc.	Delaware
DuPont Electronic Polymers, LP	Delaware
DuPont Electronics Microcircuits Industries, Ltd.	Bermuda
DuPont Electronics, Inc.	Delaware
DuPont Filaments - Americas, LLC	Delaware
DuPont Industrial Biosciences USA, LLC	Delaware
DuPont International (Luxembourg) SCA	Luxembourg
DuPont Kabushiki Kaisha	Japan
DuPont KGA B.V.	The Netherlands

DuPont Mexico S.A. de C.V.	Mexico
DuPont Nutrition (Thailand) Ltd	Thailand
Dupont Nutrition (Thailand) Ltd.	Thailand
DuPont Nutrition Biosciences ApS	Denmark
Dupont Nutrition Manufacturing Ireland Limited	Ireland
Dupont Nutrition Norge AS	Norway
DuPont Nutrition USA, Inc.	Delaware
DuPont Pakistan Operations (Pvt.) Limited	Pakistan
DuPont Performance Specialty Products (Thailand) Limited	Thailand
DuPont Polymers, Inc.	Delaware
DuPont S.A. de C.V.	Mexico
DuPont Safety & Construction, Inc.	Delaware
DuPont Science (Luxembourg) SARL	Luxembourg
DuPont Service Co B.V., Hoek, Grand-Saconnex Branch	Switzerland
DuPont Specialty Products Kabushiki Kaisha	Japan
DuPont Specialty Products Operations Sàrl	Switzerland
DuPont Specialty Products USA, LLC	Delaware
DuPont Stylo Corporation	Japan
DuPont Surfaces (Guangzhou) Co., Ltd.	China
DuPont Taiwan Limited	Taiwan
DuPont Teijin Films China Ltd.	Hong Kong
DuPont Toray Specialty Materials Kabushiki Kaisha	Japan
DuPont Trading (Shanghai) Co., Ltd.	China
DuPont Xingda Filaments Company Limited	China
E&C EMEA Holding 2 B.V.	The Netherlands
E&C EMEA Holding 3 B.V.	The Netherlands
E&C EMEA Holding, B.V.	The Netherlands
E&C International Holding B.V.	The Netherlands
E. I. DuPont Canada - Thetford Inc.	Canada
EIDCA Specialty Products Company	Canada
EKC Technology, Inc.	California
Electronic Materials DuPont (Dongguan) Ltd.	China
Evoqua Water Technologies Membrane Systems Pty Ltd	Australia
FCC Acquisition Corporation	California
FilmTec Corporation	Delaware
inge GmbH	Germany
MECS Inc.	Delaware
Morton Intermediate Company	Delaware
Multibase S.A.	France
Multibase, Inc.	Delaware
N&H EMEA Holding B.V.	The Netherlands
N&H International Holding 1 B.V.	The Netherlands
N&H Switzerland Holding Sàrl	Switzerland
Nitta Haas Incorporated	Japan
Nitta Haas Trading Company	Japan
Nova Scotia Company	Canada
OMEX Overseas Holdings Inc.	Virgin Islands
Orion Electromaterials S. De R.L. De C.V.	Mexico
Performance Speciality Products do Brasil	Brazil
Performance Specialty Products (India) Private Limited	India
Performance Specialty Products (Singapore) Pte. Ltd.	Singapore
Performance Specialty Products Argentina S.A.U.	Argentina
Performance Specialty Products Asturias S.L.U.	Spain
Performance Specialty Products Iberica S.L.U.	Spain

Performance Specialty Products NA, LLC	Delaware
Performance Specialty Products RUS LLC	Russia
PP EMEA Holding 3 B.V.	The Netherlands
Productos Especializados de México DDM, S. de R.L. de C.V.	Mexico
Rohm and Haas Asia Holdings B.V.	The Netherlands
Rohm and Haas Denmark Bermuda Holding Company ApS	Denmark
Rohm and Haas Electronic Materials (Dongguan) Co., Ltd.	China
Rohm and Haas Electronic Materials (Shanghai) Ltd.	China
Rohm and Haas Electronic Materials Asia Limited	Hong Kong
Rohm and Haas Electronic Materials Asia-Pacific Co., Ltd.	Taiwan
Rohm and Haas Electronic Materials CMP Asia Inc.	Delaware
Rohm and Haas Electronic Materials CMP Holdings, Inc.	Delaware
Rohm and Haas Electronic Materials CMP Inc.	Delaware
Rohm and Haas Electronic Materials CMP Korea Ltd.	Korea
Rohm and Haas Electronic Materials CMP Taiwan	Taiwan
Rohm and Haas Electronic Materials K.K.	Japan
Rohm and Haas Electronic Materials Korea Ltd.	Korea
Rohm and Haas Electronic Materials LLC	Delaware
Rohm and Haas Electronic Materials Singapore Pte. Ltd.	Singapore
Rohm and Haas Electronic Materials Taiwan Ltd.	Taiwan
Rohm and Haas Japan Holdings Y.K.	Japan
Rohm and Haas Shanghai Chemical Industry Co., Ltd.	China
Rohm and Haas Wood Treatment LLC	Delaware
Shenzhen DuPont Agriscience Investment Co., Ltd.	China
Shenzhen DuPont Performance Materials Investment Co., Ltd.	China
Solae L.L.C.	Delaware
SP EMEA Holding 1 B.V.	The Netherlands
SP EMEA Holding 2 B.V.	The Netherlands
SP EMEA Holding 7 B.V.	The Netherlands
SP Holding IB, Inc.	Delaware
SP International Holding 1 B.V.	The Netherlands
Specialty Electronic Materials Comercio de Productos Quimicos do Brazil Ltda.	Brazil
Specialty Electronic Materials Netherlands B.V.	The Netherlands
Specialty Electronic Materials Switzerland GmbH	Switzerland
Specialty Electronic Materials UK Limited	United Kingdom
Specialty Products Japan G.K.	Japan
Specialty Products N&H, Inc.	Delaware
Specialty Products Netherlands Holding 4 BV	The Netherlands
Specialty Products US, LLC	Delaware
Zhejiang OMEX Environmental Engineering Corporate	China

Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.